THE OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.



                               COMMON STOCK OPTION
                                (NONTRANSFERABLE)

                                 FONECASH, INC.

                            (A DELAWARE CORPORATION)


     FOR VALUE RECEIVED, FONECASH, INC. (the "Corporation") hereby grants to DAVID MARKS (the "Holder"), subject to the terms and conditions hereinafter set forth, the option to purchase an aggregate of six hundred fifty thousand (650,000) shares of the common stock $0.0001 par value per share (the "Common Stock") of the Corporation. The exercise price per share and the number of shares of Common Stock issuable upon exercise of the Options are subject to adjustment as hereinafter provided.

     1.  TERM  AND  EXERCISE.

          (a) This Option may be exercised by the Holder, in whole or in part, at any time prior to the expiration of this Option, which expiration shall occur five (5) years from the date of the issuance of this Option.

          (b) The Holder shall exercise this Option by surrender to the Corporation of this Option with the Purchase Form attached hereto as Exhibit "A", duly executed, accompanied by payment in cash or by check of the price hereinafter set forth for the Shares of the Common Stock so purchased (the "Option Price").

          (c) Within ten (10) business days following the exercise of this Option by the Holder as hereinabove provided, the Corporation shall cause to be issued in the name of and delivered to the Holder a certificate or certificates representing the Shares of the Common Stock so purchased. The Corporation covenants and agrees that all of the Shares of the Common Stock which may be issued and delivered upon the due exercise of this Option by the Holder shall, upon such issuance and delivery, be fully paid and nonassessable.

     2. OPTION PRICE. The Option Price at which the Shares of the Common Stock shall be purchased upon the exercise of this Option shall be $0.50 per share.

     3. EXPIRATION OF OPTION ON CERTAIN ADDITIONAL EVENTS. Anything contained in this Option to the contrary notwithstanding, this Option shall expire and be and become null and void unless, in the event of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a merger with a wholly owned subsidiary or in which the Corporation is the surviving corporation); any transfer of all or substantially all of the assets of the Corporation; or the dissolution, liquidation or winding-up of the Corporation, this Option shall have been duly exercised, as hereinabove provided, prior to the date which is the record date for determining the holders of Common Stock entitled to vote upon such consolidation, merger, transfer, dissolution, liquidation or winding-up. The Corporation shall give to the Holder at least ninety (90) days' prior notice of the date which shall be the record date for determining the holders of Common Stock entitled to vote upon such consolidation, merger, transfer, dissolution, liquidation or winding-up.

     4.  REGISTRATION  RIGHTS.

     (a) The provision of this Section 4 shall be binding upon any transferee of the Option and upon each holder of shares of common stock or other securities issued upon exercise of the Option (the "Shares") until such Shares shall have been sold to the public pursuant to either an effective registration statement under the Securities Act or an exemption from registration established to the satisfaction of the Corporation. You and each transferee will cause any proposed transferee of the Shares to agree to take and hold the Shares subject to the provisions of this Section 4. As used in this Section 4, the term "Shares" includes any shares of the Corporation's common stock or other securities issued in respect of the Shares pursuant to any stock split, stock dividend, recapitalization or otherwise; and the term "Option" includes any option or options issued in exchange for the original Option.

     (b) Prior to any proposed transfer of the Option or of the Shares, the Holder thereof shall give written notice to the Corporation stating such Holder's intention to effect such transfer and describing the circumstances of the proposed transfer in sufficient detail, accompanied by either (i) an opinion of counsel reasonably satisfactory to the Corporation to the effect that the proposed transfer may be effected without registration under the Securities Act, or (ii) a "no action" letter from the staff of the Securities and Exchange Commission to the effect that the staff will not recommend that enforcement action be taken if the proposed transfer is effected without registration. Subject to evidence of compliance, if so required, with any applicable state securities or "blue sky" law or laws, the Corporation shall promptly notify the Holder in writing that such Holder may proceed with his transfer as described, and, if the transfer is of Shares, shall instruct its transfer agent to remove any stop transfer restrictions against the Shares when transferred as proposed.

     (c) If the Corporation at any time after the Option first becomes exercisable proposes to register any of its securities, either for its own account or the account of security holders, other than a registration on Forms S-8 or S-4, or any registration on a form which does not permit secondary sales, the Corporation shall, each such time, give written notice of such intention to each Holder of Options or Shares ("Holder"), and, upon written request of any Holder received by the Corporation within twenty (20) days after the Corporation has given such notice, include in such registration (and all related qualifications under state securities laws) all Shares (whether issued or issuable) specified in such written request. If the registration involves any underwriting, the Corporation shall so advise the Holders in the notice, and the right of each Holder to have its Shares included in the registration shall be conditioned upon such Holder's Shares being included in the underwriting arrangements with underwriters (selected by the Corporation) on the same terms as other persons selling common stock or other securities to the underwriters.

     (d) If, at any time after December 31, 2000 (but not within ninety (90) days of a registration pursuant to subparagraph 5.(c) or this subparagraph 5.(d)), Holder and/or at least ten percent (10%) of the holders of the then outstanding shares of common stock of the Corporation request that the Corporation file a registration statement under the Securities Act, the Corporation shall promptly give written notice of the proposed registration to each Holder and shall use its best efforts to cause such Shares as are specified in the original request and such Shares as are requested to be included by each Holder not initiating the request to be registered under the Act. The
Corporation shall only be obligated to effect two registrations under this subparagraph. The securities so registered shall be sold through underwriters acceptable to the Corporation and each Holder, which acceptances shall not be unreasonably withheld; and the Corporation and each Holder shall use their best efforts to effect firm commitment underwriting arrangements. If at the time of the request under this subparagraph the Corporation has publicly announced its intention to register any of its securities for a public offering under the Securities Act, no registration of Shares shall be initiated under this subparagraph until ninety (90) days after the effective date of such registration unless the Corporation is no longer proceeding diligently to effect such registration, whether such registration is for the sale of securities for the Corporation's account or for the account of others.

     (e) All expenses of registration and qualification incurred in connection with a registration under subparagraphs (c) and (d) of this Section 4 shall be borne by the Corporation, except that each Holder whose Shares are being registered shall bear the fees and expenses of its own counsel, if any, and the underwriting commission or discount applicable to its Shares being sold. The Corporation will keep the Holders participating in a registration advised of the status of the registration and will furnish such number of preliminary and final prospectuses as such Holders may reasonably request; and such Holders will furnish to the Corporation such information regarding such Holders as may be required in connection with the registration.

     (f) The following provisions shall apply to any registration effected pursuant to subparagraphs (c) and (d) of this Section 4:

         (i) The Corporation shall indemnify and hold harmless such Holder and each underwriter of the Shares so registered or qualified (including any broker or dealer through whom such securities may be sold) and each person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint and several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each Holder and each of the underwriters and each such controlling person, if any, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary prospectus or the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Corporation) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation in connection therewith by such Holder or underwriter expressly for use therein. Promptly after receipt by any Holder or any underwriter or any person controlling such Holder or such underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Corporation, such Holder or such underwriter, as the case may be, will notify the Corporation in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Corporation shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to such Holder or such underwriter or such person, as the case may be, and the payment of legal expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Corporation. Any Holder or any underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Corporation unless the employment of such counsel has been specifically authorized by the Corporation, which authorization shall be given whenever the party seeking indemnity has been advised by its counsel that one or more legal defenses may be available to it that are not available to the Corporation or that for other reasons separate representation may be necessary, to avoid a conflict. The Corporation shall not be liable to indemnify any person for any settlement of any such action effected without the consent of the Corporation.

         (ii) Any Holder will indemnify and hold harmless the Corporation, each of its directors and each of its officers who have signed the registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses of liabilities, joint and several, to which they are or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Corporation and each such director, officer or controlling person for any legal and other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation in connection therewith by such Holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any Holder, the Corporation will notify such Holder in writing of the commencement thereof, and such Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Corporation, and the payment of legal expenses) insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against such Holder. The Corporation and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such Holder unless the employment of such counsel has been specifically authorized by such Holder, which authorization shall be given whenever separate representation may be necessary to avoid a conflict. No Holder shall be liable to indemnify any person or any settlement of any such action effected without the consent of such Holder.

         (iii) The indemnity provisions of this subparagraph (f) shall be in addition to any liability the indemnitor may otherwise have.

     5.  ANTI-DILUTION  ADJUSTMENTS.

     (a) Stock Dividend. If the Corporation shall at any time declare a dividend payable in shares of Common Stock, then the Holder, upon exercise of this Option after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon exercise of this Option, in addition to the number of shares of Common Stock as to which this Option is exercised, such additional shares of Common Stock as such Holder would have received had this Option been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

     (b)  Recapitalization  or  Reclassification.

        (i)  Stock  Split.  If  the  Corporation  shall  at  any  time  effect a
             ------------
recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable  for  a  larger  number  of shares (a "Stock Split"), then upon the
                      ------
effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon exercise of this Option shall be increased in direct proportion to the increase in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be proportionally decreased.

         (ii)  Reverse Stock Split.  If the Corporation shall at any time effect
               -------------------
a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a smaller number of shares (a "Reverse Stock Split"), then upon
                   -------
the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon the exercise of this Option shall be proportionally decreased and the Exercise Price shall be proportionally increased. The Corporation shall give the Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

     (c) Distributions. If the Corporation shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon exercise of this Option, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Option been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Corporation should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Corporation in its discretion) and the denominator of which is such Exercise Price.

     (d) Notice of Consolidation or Merger and Share Exchange. The Corporation shall not, at any time after the date hereof, effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Corporation or another entity or there is a sale of all or substantially all the Corporation's assets (a "Corporate Change"), unless the resulting successor or acquiring entity (the "Resulting Entity") assumes by written instrument the Corporation's obligations under this Option during the term of the resultant options, and agrees in such written instrument that this Option shall be exercisable into such class and type of securities or other assets of the Resulting Entity as Holder would have received had Holder exercised this Option immediately prior to such Corporate Change, and the exercise price of this Option shall be proportionately increased (if this Option shall be changed into or become exchangeable for an option to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if this Option shall be changed or become exchangeable for an option to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that the Corporation may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

     (e) Exercise Price Adjusted. As used in this Option, the term "Exercise Price" shall mean the purchase price per share specified in Section 2 of this Option, until the occurrence of an event stated in subsection (a), (b), (c) or
(d) of this Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Option. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by the $0.01 or more; provided however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.01 or more.

     (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon exercise of this Option, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

     6. NONTRANSFERABILITY. This Option shall not be assigned, pledged, hypothecated, sold or otherwise transferred or encumbered by the Holder. Notwithstanding the foregoing, this Option shall be exercisable upon the death or permanent disability of the Holder by Holder's heirs, personal representatives, guardians, beneficiaries, devisees, or otherwise.

     7. NOTICES. Any notice or other communication to the Corporation or to the Holder of this Option shall be in writing and any such notice or communication shall be deemed duly given or made if personally delivered or if mailed, by registered or certified mail, postage prepaid, and if to the Corporation: to the Corporation's office at 90 Park Avenue, Suite 1700, New York, NY 10016 and if to such Holder: to David Marks, 3 & 4 Bentick Street, London, UK W1M 5RN or at such other address as the Corporation or the Holder may designate by notice to the other.

     8. GOVERNING LAW. This Option shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     9. SUCCESSORS AND ASSIGNS. All of the provisions of this Option shall be binding upon the Corporation and its successors and assigns and the Holder, his heirs, personal representatives and guardians.

     IN WITNESS WHEREOF, FONECASH, INC. has caused this Option to be signed in its corporate name under its corporate seal by its President and its corporate seal to be hereunto affixed and its execution hereof to be attested by its Secretary, as of this 30th day of January, 2001.



                                          FONECASH,  INC.


                                          BY:  /s/  Daniel E. Charboneau
                                             -----------------------------------
                                              DANIEL E. CHARBONEAU, PRESIDENT



ACCEPTED:

/s/  David Marks
-----------------------------
DAVID  MARKS,  HOLDER